Exhibit 10
Form of Amendment to Agreement

                             AMENDMENT TO AGREEMENT

AMENDMENT TO AGREEMENT FOR ASSIGNMENT OF PATENT dated March 23, 2006 by and between BIOCATALYTICA, INC., a Rhode Island Corporation now located at 24
Glendale Avenue, Providence, Rhode Island 02906 ("BIOCATALYTICA") and AQUATRONICS INDUSTRIES, INC., a Rhode Island Corporation located at 501 Bullocks Point Road, Riverside, Rhode Island 02906 ("AQUATRONICS"), a wholly owned subsidiary of ECOLOCLEAN INDUSTRIES, INC. of Crystal City, Texas ("ECOLOCLEAN").

WHEREAS in an agreement dated March 23, 2006, BIOCATALYTICA assigned all its rights, title and interest in United States Patent No.: US 6-524-540 Bl relating to the disinfection and purification of water and related technology to AQUATRONICS ("Patent").

NOW THEREFORE, BIOCATALYTICA and AQUATRONICS ("PARTIES") for mutual valuable consideration, the receipt of which is hereby acknowledged, agree to this AMENDMENT TO AGREEMENT FOR ASSIGNMENT OF PATENT according to the following terms and conditions:

Effective Date. The effective date for this AMENDMENT TO AGREEMENT shall be December 11, 2006.

Reassignment. As of the effective date of this AMENDMENT TO AGREEMENT, AQUATRONICS reassigns to BIOCATALYTICA all its rights, title and interest in United States Patent No.: US 6-524-540 Bl relating to the disinfection and purification of water and related technology.

Execution of Documents regarding Relinquishment of Interest in Patent. Upon reasonable request by BIOCATALYTICA, AQUATRONICS agrees to promptly execute any additional documents necessary to perfect BIOCATALYTICA's title to the Patent.


Rescission of Right to Receive Payment. As of the effective date of this AMENDMENT TO AGREEMENT, BIOCATALYTICA cancels and rescinds any and all rights to collect remaining unpaid amounts due from AQUATRONICS from the original financial consideration of $150,000.00 (one hundred fifty thousand dollars) including accrued and /or current late fees.

Rescission of Right to Receive Shares of Restricted Common Stock. As of the effective date of this AMENDMENT TO AGREEMENT, BIOCATALYTICA cancels and rescinds any and all rights to collect or receive two million (2,000,000) shares of ECOLOCLEAN restricted common stock due on or before March 23, 2006.

No Royalties or Reports Due. The parties acknowledge that AQUATRONICS owes no royalties to BIOCATALYTICA since no products utilizing the patented technology were sold prior to this AMENDMENT TO AGREEMENT. Correspondingly, the requirement of reports of sales to be provided to BIOCATALYTICA is extinguished.

Representations and Release of Duty. AQUATRONICS represents that as of the effective date of this AMENDMENT TO AGREEMENT it has no knowledge of any infringements on the patent and that it has filed no patent infringement suits.

AQUATRONICS  further  represents that as of the effective date of this AMENDMENT
TO  AGREEMENT  no  claims  have  been  asserted   regarding   the   manufacture,
distribution and sale of any product utilizing the Patent.

The parties mutually agree that as of the effective date of this AMENDMENT TO AGREEMENT, all AQUATRONICS' duties under the original AGREEMENT FOR ASSIGNMENT OF PATENT dated March 23, 2006, shall be extinguished.

Mutual Releases. Subject to and other than the rights and obligations created by this Agreement, each party hereby releases and discharges the other party and each of its present and former directors, officers, administrators, employees, trustees, agents, attorneys, parent corporations, subsidiaries, divisions, related and affiliated companies and entities, shareholders, representatives, predecessors, successors and assigns, and each and all of them, of and against all liabilities, claims, causes of action, charges, complaints, obligations, costs, losses, damages, injuries, attorneys' fees, claims for wages, salary or commissions and other legal responsibilities (collectively referred to as "claims"), of any form whatsoever, including but not limited to any claims in law, equity, contract, tort, or arising under any local ordinance or federal or state statute, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, which the Parties or their successors in interest now own or hold, or have at any time theretofore owned or held, or may at any time own or hold by reason of any matter or thing arising from any cause whatsoever prior to the date of execution of this AMENDMENT TO AGREEMENT, and without limiting the generality of the foregoing, from all claims, demands and causes of action.

License Agreement not Precluded. Nothing in this AMENDMENT TO AGREEMENT shall be construed as precluding independent licensing agreement(s) related to the Patent between the Parties and/ or their affiliates.

IN WITNESS WHEREOF, the PARTIES hereto have caused this AMENDMENT TO AGREEMENT to be duly executed on the date of December 11, 2006.


AQUATRONICS INDUSTRIES, INC.

By:
   ------------------------------
   Howard E. Schachter, President

State of Rhode Island
County of Providence

     In Cranston in said County on the _______ day of December, 2006, before me personally did appear _________________________ to me known and known by me to be the party executing the foregoing instrument on behalf of said corporation and he acknowledges said instrument, by him executed to be his free act and deed and the free act and deed of said corporation.

                                                 /s/
                                                 -------------------------------
                                                 Notary Public
                                                 My commission expires:




BIOCATALYTICA, INC.

By:
   -------------------------
   Charles Heinig, President

State of Rhode Island
County of Providence

     In Cranston in said County on the _______ day of December, 2006, before me personally did appear _________________________ to me known and known by me to be the party executing the foregoing instrument on behalf of said corporation and he acknowledges said instrument, by him executed to be his free act and deed and the free act and deed of said corporation.

                                                 /s/
                                                 -------------------------------
                                                 Notary Public
                                                 My commission expires: